UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 26, 2011, CoreLogic, Inc. (the “Company”) entered into a Reseller Service Agreement (the “Agreement”) by and between the Company, on behalf of certain of its subsidiaries and affiliates (collectively referred to as “Reseller”), and Trans Union LLC (“TransUnion”) to provide for credit reporting services. Under the Agreement, which replaces the prior Reseller Service Agreement between the parties, Reseller will resell TransUnion consumer credit reports, or information from such reports, to its customers who have a permissible purpose in accordance with the Federal Fair Credit Reporting Act. The Agreement will remain in force and effect until it is terminated in accordance with its terms or by either party upon at least 90 days’ prior written notice to the other party. The foregoing description of the Agreement is qualified in its entirety by reference to the actual text of the Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: May 2, 2011	By:	/s/ Stergios Theologides
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary